Free Writing Prospectus, Dated August 4, 2010
Filed Pursuant to Rule 433
Amending the Free Writing Prospectus
Filed on August 4, 2010 Pursuant to Rule 433
Registration Statement: No. 333-168464
PRICING TERM SHEET
Dated August 4, 2010 to the
Preliminary Prospectus Supplement Referred to Below
Teleflex Incorporated
$350,000,000
3.875% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2017
     This Free Writing Prospectus is being filed solely for the purpose of correcting an error in the CUSIP number, which was incorrectly stated in the Free Writing Prospectus dated August 3, 2010 and filed on August 4, 2010. The correct CUSIP number is 879369AA4.
     The Issuer has filed a registration statement (including the preliminary prospectus supplement dated August 2, 2010 and an accompanying prospectus dated August 2, 2010) with the SEC, for the offering to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, Goldman, Sachs & Co. at 200 West Street, New York, NY 10282, (866) 471-2526 or emailing prospectus-ny@ny.email.gs.com, Jefferies & Company, Inc. at 520 Madison Avenue, 12th Floor, New York, NY 10022, Attention: Equity Syndicate Prospectus Department (877) 547-6340 or emailing Prospectus_Department@Jefferies.com, Morgan Stanley & Co. Incorporated at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, (866) 718-1649 or by emailing prospectus@morganstanley.com, BofA Merrill Lynch at 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department or emailing dg.prospectus_requests@baml.com or J.P. Morgan Securities Inc. at 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Prospectus Library.